UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):   January 6, 2006

                               Anza Capital, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                      O-24512                   88-1273503
        (State or other               (Commission              (I.R.S. Employer
jurisdiction of incorporation)       File Number)            Identification No.)


                                       3200 Bristol Street, Suite 700
                              Costa Mesa, CA 92626
               (Address of principal executive offices) (zip code)


                          (714) 866-2100 (Registrant's
                     telephone number, including area code)


         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02 Termination of a Material Definitive Agreement.

      On September 19, 2005, Anza Capital, Inc., a Nevada corporation (referred to as "We" or "Anza") entered into a Common Stock Purchase Agreement whereby Vince Rinehart, a shareholder and our sole officer and director ("Rinehart") and AMRES Holding, LLC, a Nevada limited liability company under control of Rinehart ("AMRES Holding") would have sold a total combined amount of 10,279,369 shares of our common stock and warrants to purchase a total of 3,450,000 shares of our common stock (the "Securities"), to Viking Investments USA, Inc., a Delaware corporation ("Viking"), for an aggregate purchase price of $375,000. Viking does not bear a related-party relationship to Anza or its management.

      On January 6, 2006, we terminated the Common Stock Purchase Agreement because of the failure of Viking to perform its obligations thereunder.

EXHIBITS

10.1 (1)    Common Stock Purchase Agreement dated September 19, 2005.

      (1) Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on September 23, 2005.

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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 6, 2006              Anza Capital, Inc.,
                                     a Nevada corporation



                                     /s/ Vincent Rinehart
                                     -------------------------------------------
                                     By: Vincent Rinehart
                                     Its:  President and Chief Executive Officer

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